UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): December 22, 2006

PRIDE BUSINESS DEVELOPMENT HOLDINGS, INC.
(Exact name of registrant as specified in charter)

Nevada	000-32517	91-1997729
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1230 Calle Suerte
Camarillo, California 93012
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (866) 868-0461

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities

Effective on December 22, 2006, Pride Business Development Holdings, Inc. (the “Company”) entered into a subscription agreement (the “Agreement”) with accredited investors (the “Investors”) for the sale of 500,000 shares of its common stock, US$.001 par value (the “Shares”) at $0.50 per share. In connection with the Agreement, the Investors received warrants to purchase 500,000 Shares (the “Warrants”) at an exercise price of $1.00 per Share. The Warrants are exercisable for period of one year from the date of closing.

The securities were offered and sold to the Investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. Each of the Investors is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

No commission or placement fee was paid in connection with the above-referenced transaction.

Item 9.01        Financial Statements and Exhibits

Exhibit No.	Description

4.1	Form of Subscription Agreement

4.2	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIDE BUSINESS DEVELOPMENT HOLDINGS, INC.

Date: December 26, 2006	By:	/s/ Ari Markow
Name: Ari Markow
Title: President